Exhibit 99.2

Boston Properties, Inc. 111 Huntington Avenue Boston, MA 02199 (NYSE: BXP)

AT THE COMPANY	AT FRB/WEBER SHANDWICK
Michael Walsh	Marilynn Meek – General Info.
Vice President, Finance	(212) 445-8431
(617) 236-3410

Kathleen DiChiara	Suzie Pileggi – Media
Investor Relations Manager	(212) 445-8170
(617) 236-3343

FOR IMMEDIATE RELEASE:

January 27, 2004

BOSTON PROPERTIES, INC. ANNOUNCES
FOURTH QUARTER 2003 RESULTS

Reports diluted FFO per share of $1.05

Reports diluted EPS of $0.61

BOSTON, MA, January 27, 2004 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, today reported results for the fourth quarter ended December 31, 2003.

Results for the quarter ended December 31, 2003

Funds from Operations (FFO) for the quarter ended December 31, 2003 were $106.9 million, or $1.09 per share basic and $1.05 per share diluted.  This compares to FFO for the quarter ended December 31, 2002 of $113.5 million, or $1.19 per share basic and $1.14 per share diluted before the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.  The weighted average number of basic and diluted shares outstanding totaled 97,944,897 and 107,187,540, respectively, for the quarter ended December 31, 2003 and 95,313,371 and 105,630,130, respectively, for the same quarter last year.

Diluted FFO for the fourth quarter 2002 included approximately $0.11 per share generated by One and Two Independence Square, The Candler Building, 875 Third Avenue and 2300 N Street properties, which were sold as part of our capital recycling program in connection with the acquisition of 399 Park Avenue in September 2002.  Diluted FFO for the fourth quarter of 2003 included approximately $0.05 per share of higher interest costs compared to the fourth quarter of 2002 primarily as a result of the interest on $1.475 billion of floating-rate debt being refinanced during 2003 with longer-term, unsecured fixed-rate debt at an average interest rate of approximately 5.95% and after taking into account the interest expense associated with the sold properties.  After eliminating the contribution to FFO from the sold properties and excluding the effects of the refinancing of our floating-rate debt, diluted FFO per share would have increased by 6.8% between the two periods.

Net income available to common shareholders per share (EPS) for the quarter ended December 31, 2003 was $0.62 basic and $0.61 on a diluted basis. This compares to EPS for the fourth quarter of 2002 of $2.73 basic and $2.70 on a diluted basis.  EPS for the fourth quarter of 2002 included $2.08, on a diluted basis, related to gains on sales of real estate and discontinued operations.  Excluding the impact of these items, diluted EPS was $0.62 for the quarter ended December 31, 2002.

Results for the year ended December 31, 2003

FFO for the year ended December 31, 2003 were $412.1 million, or $4.25 per share basic and $4.09 per share diluted before the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and early surrender lease adjustment.  FFO for the year ended 2003 compares to FFO of $399.5 million, or $4.29 per share basic and $4.09 per share diluted for the year ended December 31, 2002.  The weighted average number of basic and diluted shares outstanding totaled 96,899,873 and 106,861,317, respectively, for the year ended December 31, 2003 and 93,144,747 and 105,799,277, respectively, for the year ended December 31, 2002.

EPS for the year ended December 31, 2003 was $3.77 basic and $3.71 on a diluted basis.  This includes $1.35 per share, on a diluted basis, related to gains on sales of real estate and discontinued operations.  EPS for the year ended December 31, 2002 was $4.73 basic and $4.66 on a diluted basis.  This includes $2.44 per share, on a diluted basis, related to gains on sales of real estate and discontinued operations.  Excluding the impact of these items, diluted EPS was $2.36 for the year ended December 31, 2003 and $2.22 for the year ended December 31, 2002.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2003.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2003, the Company’s portfolio consisted of 140 properties comprising approximately 43.9 million square feet, including three properties under construction totaling 2.0 million square feet.  The overall percentage of leased space for the properties in service as of December 31, 2003 was 92.1%.

Significant events of the fourth quarter include:

•                  On October 8, 2003, the Company acquired 1333 New Hampshire Avenue, a 315,000 square foot Class A office property in Washington, D.C. at a purchase price of approximately $111.6 million.  The acquisition was financed with borrowings under the Company’s unsecured revolving credit facility and available cash.  The property is 100% leased.

•                  On November 7, 2003, the Company executed a contract for the sale of Sugarland Business Park-Building Two, an office/technical property totaling approximately 59,000 square feet located in Herndon, Virginia for $7.1 million.  The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated on the terms currently contemplated or at all, we have no reason to believe that the closing will not occur as expected by the end of February 2004.

•                  On December 12, 2003, the Company executed a contract for the sale of Hilltop Office Center, comprised of nine office/technical properties totaling approximately 143,000 square feet located in South San Francisco, California.  The Company has a 35.7% interest in these properties.  The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the sale will be consummated on the terms currently contemplated or at all, we have no reason to believe that the closing will not occur as expected by the end of February 2004.

•                  On December 18, 2003, the Company executed a 10-year lease commencing in June 2004 for 141,348 square feet at its 611 Gateway Boulevard property located in South San Francisco, California.  The previously unoccupied development property is now approximately 55% leased.

Transactions completed subsequent to December 31, 2003:

•                  On January 16, 2004, the Company sold 430 Rozzi Place, an industrial property totaling approximately 20,000 square feet located in South San Francisco, California for $2.5 million.  The Company had a 35.7% interest in this property.

•                  On January 23, 2004, the Company refinanced its $493.5 million construction loan secured by the Times Square Tower property in New York City.  The loan bore interest at LIBOR + 1.95% per annum and was scheduled to mature in November 2004.  At December 31, 2003, the outstanding balance under the loan was $332.9 million.  This loan facility totaling $475.0 million is comprised of two tranches.  The first tranche consists of a $300.0 million loan commitment which bears interest at LIBOR + 0.90% per annum and matures in January 2006, with a one year extension option.  The second tranche consists of a $175.0 million term loan which bears interest at LIBOR + 1.00% per annum and matures in January 2007, unless the maturity date of the first tranche is not extended, in which case it will mature in January 2006.

•                  On January 26, 2004, the Company executed a contract to acquire 1330 Connecticut Avenue, a 259,000 square foot Class A office property in Washington, D.C. at a purchase price of approximately $86.6 million.  In addition, the Company will be obligated to fund an additional $11.0 million for tenant and capital improvements during approximately the first two years of ownership.  The acquisition will be financed with the assumption of mortgage indebtedness secured by the property totaling approximately $52.0 million bearing interest at a fixed rate of 7.58% per annum and maturing in 2011 and through borrowings under the Company’s unsecured revolving credit facility and available cash.  The acquisition is subject to the satisfactory assignment and assumption of the in-place mortgage indebtedness and customary closing conditions and, although there can be no assurances that the acquisition will be consummated on the terms currently contemplated or at all, we have no reason to believe that the closing will not occur.

EPS and FFO Per Share Guidance:

The Company’s guidance for the first quarter of 2004 and the full year of 2004 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The reconciliation of projected EPS to projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	First Quarter 2004			Full Year 2004
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.53	-	$0.55	$2.33	-	$2.43

Add:
Projected Company Share of Real Estate Depreciation and Amortization	$0.46	-	$0.46	$1.85	-	$1.85

Less:
Dilutive Impact of Preferred Securities	$0.04	-	$0.04	$0.15	-	$0.15
Projected FFO per Share (diluted)	$0.95	-	$0.97	$4.03	-	$4.13

The foregoing estimates reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, January 28, 2004 at 10:00 AM (Eastern Time), open to the general public, to discuss the fourth quarter and full fiscal year 2003 results, the 2004 projections and other related matters.  The number to call for this interactive teleconference is (800) 218-0530.  A replay of the conference call will be available through February 4, 2004 by dialing (800) 405-2236 and entering the passcode 564857.  An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investors section under the heading Audio Archive.

Additionally, a copy of Boston Properties’ fourth quarter 2003 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office, industrial and hotel properties.  The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four core markets – Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws.  You can identify these statements by our use of the words “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters.  You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements.  These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the first quarter of 2004 and the full year of 2004.

Financial tables follow.

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$258,269	$253,730	$1,007,422	$931,634
Recoveries from tenants	38,204	38,136	157,304	141,416
Parking and other	12,213	13,217	53,601	50,827
Total rental revenue	308,686	305,083	1,218,327	1,123,877
Hotel revenue	22,082	24,779	70,083	44,786
Development and management services	4,550	2,769	18,185	10,748
Interest and other	866	700	3,033	5,504
Total revenue	336,184	333,331	1,309,628	1,184,915

Expenses
Operating:
Rental	98,973	98,234	400,639	368,047
Hotel	15,992	17,562	52,250	31,086
General and administrative	11,749	12,703	45,359	47,292
Interest	75,001	72,410	299,436	263,067
Depreciation and amortization	56,232	52,129	210,072	179,726
Net derivative losses	—	1,461	1,038	11,874
Loss from early extinguishment of debt	—	2,386	1,474	2,386
Loss on investments in securities	—	—	—	4,297
Total expenses	257,947	256,885	1,010,268	907,775
Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets, discontinued operations and preferred dividend	78,237	76,446	299,360	277,140
Minority interests in property partnerships	313	191	1,604	2,171
Income from unconsolidated joint ventures	662	2,083	6,016	7,954
Income before minority interest in Operating Partnership, gains on sales of real estate and other assets, discontinued operations and preferred dividend	79,212	78,720	306,980	287,265
Minority interest in Operating Partnership	(18,879)	(19,289)	(74,642)	(73,980)
Income before gains on sales of real estate and other assets, discontinued operations and preferred dividend	60,333	59,431	232,338	213,285
Gains on sales of real estate and other assets, net of minority interest	—	187,562	57,574	190,443
Income before discontinued operations and preferred dividend	60,333	246,993	289,912	403,728
Discontinued Operations:
Income from discontinued operations, net of minority interest	259	5,508	2,176	15,310
Gains on sales of real estate from discontinued operations, net of minority interest	—	7,645	73,234	25,345
Income before preferred dividend	60,592	260,146	365,322	444,383
Preferred dividend	—	—	—	(3,412)
Net income available to common shareholders	$60,592	$260,146	$365,322	$440,971

Basic earnings per share:
Income available to common shareholders before discontinued operations	$0.62	$2.59	$2.99	$4.30
Discontinued operations, net of minority interest	—	0.14	0.78	0.43
Net income available to common shareholders	$0.62	$2.73	$3.77	$4.73

Weighted average number of common shares outstanding	97,945	95,313	96,900	93,145

Diluted earnings per share:
Income available to common shareholders before discontinued operations	$0.61	$2.56	$2.94	$4.23
Discontinued operations, net of minority interest	—	0.14	0.77	0.43
Net income available to common shareholders	$0.61	$2.70	$3.71	$4.66
Weighted average number of common and common equivalent shares outstanding	100,100	96,395	98,486	94,612

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$8,202,958	$7,781,684
Development in progress	542,600	448,576
Land held for future development	232,098	215,866
Real estate held for sale, net	5,604	224,585
Less: accumulated depreciation	(1,001,435)	(822,933)
Total real estate	7,981,825	7,847,778

Cash and cash equivalents	22,686	55,275
Cash held in escrows	21,321	41,906
Tenant and other receivables, net of allowance for doubtful accounts of $3,157 and $3,682, respectively	18,425	20,458
Accrued rental income, net of allowance of $5,030 and $4,744, respectively	189,852	165,321
Deferred charges, net	188,855	176,545
Prepaid expenses and other assets	39,350	18,015
Investments in unconsolidated joint ventures	88,786	101,905
Total assets	$8,551,100	$8,427,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$3,471,400	$4,267,119
Unsecured senior notes, net of discount	1,470,320	747,375
Unsecured bridge loan	—	105,683
Unsecured line of credit	63,000	27,043
Accounts payable and accrued expenses	92,026	73,846
Dividends and distributions payable	84,569	81,226
Interest rate contracts	8,191	14,514
Accrued interest payable	50,931	25,141
Other liabilities	80,367	81,085
Total liabilities	5,320,804	5,423,032

Commitments and contingencies	—	—
Minority interests	830,133	844,581
Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 98,309,077 and 95,441,890 shares issued and 98,230,177 and 95,362,990 shares outstanding in 2003 and 2002, respectively	982	954
Additional paid-in capital	2,104,158	1,982,689
Earnings in excess of dividends	320,900	198,586
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(6,820)	(2,899)
Accumulated other comprehensive loss	(16,335)	(17,018)
Total stockholders’ equity	2,400,163	2,159,590
Total liabilities and stockholders’ equity	$8,551,100	$8,427,203

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
	(in thousands, except for per share amounts)
	(unaudited)

Net income available to common shareholders	$60,592	$260,146	$365,322	$440,971

Add:
Preferred dividend	—	—	—	3,412
Minority interest in Operating Partnership	18,879	19,289	74,642	73,980
Less:
Minority interests in property partnerships	313	191	1,604	2,171
Income from unconsolidated joint ventures	662	2,083	6,016	7,954
Gains on sales of real estate and other assets, net of minority interest	—	187,562	57,574	190,443
Income from discontinued operations, net of minority interest	259	5,508	2,176	15,310
Gains on sales of real estate from discontinued operations, net of minority interest	—	7,645	73,234	25,345

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets, discontinued operations and preferred dividend	78,237	76,446	299,360	277,140

Add:
Real estate depreciation and amortization	57,500	56,072	216,235	192,574
Income from discontinued operations	339	6,720	2,759	18,779
Income from unconsolidated joint ventures	662	2,083	6,016	7,954
Loss from early extinguishment of debt associated with the sale of real estate	—	2,386	1,474	2,386
Less:
Minority interests in property partnerships’ share of funds from operations	(945)	(1,390)	(3,458)	(3,223)
Preferred dividends and distributions	(4,443)	(5,926)	(21,249)	(28,711)

Funds from operations	131,350	136,391	501,137	466,899

Add:
Net derivative losses (SFAS No. 133)	—	1,461	1,038	11,874
Early surrender lease adjustment (2)	—	—	—	8,520
Funds from operations before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$131,350	$137,852	$502,175	$487,293

Funds from operations available to common shareholders before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$106,931	$113,464	$412,073	$399,489

Weighted average shares outstanding - basic	97,945	95,313	96,900	93,145
FFO per share basic before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$1.09	$1.19	$4.25	$4.29
FFO per share basic after net derivative losses (SFAS No. 133) and before early surrender lease adjustment	$1.09	$1.18	$4.24	$4.11

Weighted average shares outstanding - diluted	107,188	105,630	106,861	105,799
FFO per share diluted before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$1.05	$1.14	$4.09	$4.09
FFO per share diluted after net derivative losses (SFAS No. 133) and before early surrender lease adjustment	$1.05	$1.13	$4.08	$3.92

(1)          Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures.

The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific supplemental adjustments, including net derivative losses and early surrender lease adjustment.  Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance.  FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)          Represents cash received under contractual obligations.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2003	December 31, 2002
Greater Boston	88.9%	91.8%
Greater Washington, D.C.	95.1%	95.9%
Midtown Manhattan	99.4%	98.4%
Baltimore, MD	95.1%	97.6%
Richmond, VA	89.2%	91.8%
Princeton/East Brunswick, NJ	93.4%	93.3%
Greater San Francisco	82.4%	87.4%
Bucks County, PA	100.0%	100.0%
Total Portfolio	92.1%	93.9%

	% Leased by Type
	December 31, 2003	December 31, 2002
Class A Office Portfolio	92.7%	94.1%
Office/Technical Portfolio	89.4%	89.7%
Industrial Portfolio	56.6%	100.0%
Total Portfolio	92.1%	93.9%